Exhibit 99.1

PRESS RELEASE

THE INTERGROUP CORPORATION ANNOUNCES

INCREASE IN SHARE REPURCHASE PROGRAM

Los Angeles, California, November 15, 2012 – The InterGroup Corporation (NASDAQ: INTG) today announced that its Board of Directors has authorized the Company to purchase up to an additional 100,000 shares of the Company’s common stock under its existing stock repurchase program. That action increased the total remaining number of shares authorized for repurchase to approximately 100,700 shares. The purchases will be made, in the discretion of management, from time to time, in the open market or through privately negotiated third party transactions depending on market conditions and other factors.

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Statements in this release which are not historical facts are “forward looking statements” and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company’s public filings with the Securities and Exchange Commission.

CONTACT:	Michael G. Zybala, Assistant Secretary and
General Counsel, Telephone: (310) 466-7961